Exhibit 99.1

                              COMPANY PRESS RELEASE

      Arete Industries, Inc. Initiates Restructuring Plan for the Company.

      CEO to Change Position with the Company to Focus on Reorganizing and
                    Re-Starting Aggression Sports Subsidiary

For Immediate Release
Thursday June 30, 2005

NIWOT, Colorado, June 30, 2005 (Business Wire) Arete Industries, Inc. (OTC - Bulletin Board: ARET) announced today its intent to restructure its' management team and the Company's focus. The Board of Directors met on July 29, 2005 and determined to focus all efforts on the development of the business plan and growth of two its subsidiary companies: Aggression Sports, Inc. dba Arete Outdoors ("AO") and Colorado Oil and Gas, Inc. ("COG").

Thomas P. Raabe, CEO, President and a Director of Arete is CEO, President and a Director of AO. AO has been inactive since the end of 2001. Mr. Raabe has been working on a strategy to develop a new business model for AO beginning with designing, marketing and trading of `lifestyle' products such as outdoor sports gear and tools, but expanding into other consumer products. The offices for AO will be located at 7102 La Vista Place, Suite 100, Niwot, CO 80503. Mr. Raabe stated that, "We will liquidate our existing inventory of proprietary products, and are evaluating several proprietary and third party product lines and marketing systems. We look forward to launching a new business plan by the end of the third quarter".

Bill Stewart, Secretary and a Director of Arete Industries, Inc. and CEO, President and a Director of COG. He will begin his full time position at COG on July 1, 2005 focusing on acquisition of oil and gas properties, funding of COG, business development and COG's long term business plan and strategy. COG has offices located at 7260 Osceola Street, Westminster, CO 80030.

As part of the restructuring plan, Mr. Raabe will step down as CEO of Arete Industries, Inc. to focus on launching a new business model for AO. He will remain as President and a Director of the Company. Charles Gamber a Director of Arete Industries, Inc. and of COG will serve as the interim CEO of the Company. The Board has appointed a restructuring strategy committee made up of Mr. Gamber, Mr. Raabe and John Herzog, a director of the Company. The Committee has been charged with developing a new overall strategic plan for the Company and will report to the Board of Directors the direction in which they believe the Company should be headed. The Committee is expected to complete its work by no later than July 31, 2005.

About the Company. Arete Industries, Inc., a development stage company, is a publicly traded holding company with several subsidiaries. Its subsidiary, Colorado Oil and Gas, Inc. ("COG") was formed to pursue the acquisition of small producing oil and gas properties and mineral interests, as an entry strategy to developing into a full size oil and gas company. The Company has one other subsidiary, Aggression Sports, Inc. dba Arete Outdoors, an outdoor sports equipment company that has been inactive since 2001, and will be reactivated to pursue a new business plan in the current quarter. The Company continues to seek other business acquisitions.

Statement as to Forward Looking Statements. Certain statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties not known or disclosed herein that could cause actual results to differ materially from those expressed herein. These statements may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect Arete's, COG's and/or AO's current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, COG's inability to meet the conditions to acquiring its current project including providing financing to pay the purchase price; unexpected difficulties encountered in the investment market; the volatility in commodity prices for oil and gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in their businesses that are detailed in their Securities and Exchange Commission ("SEC") filings. Additionally, AO must be restarted without immediate availability of capital or management resources which will be necessary to pursue its contemplated business plan, and may decide to go in an entirely new direction with the limited resources that it has available.



For Further Information Contact:

    Company Contact:  Arete Industries, Inc.     Colorado Oil and Gas, Inc.
    Karen Hemmerle, Corporate Communications     Bill Stewart, President
    Email: khemmerle@areteindustries.com         Email: ir@areteindustries.com
           -----------------------------                ----------------------
    Arete Industries, Inc.                       Colorado Oil and Gas, Inc.
    7102 La Vista Place, Suite 100               7260 Osceola Street
    Niwot, Colorado 80503                        Westminster, Colorado 80030
    Voice: 303-652-3113                          Voice:  303-427-8688
    Fax: 303-652-1488
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